UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 17, 2013

THERAPEUTIC SOLUTIONS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54554	45-1226465
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4093 Oceanside Boulevard, Suite B, Oceanside, CA 92056

(Address of principal executive offices) (Zip Code)

(760) 295-7208

(Registrant’s telephone number, including area code)

n/a

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01

Changes in Control of Registrant.

Item 8.01

Other Events.

As previously reported, on August 24, 2012, we entered into a Master Dispute Resolution Agreement (the “MDRA”) with James P. Boyd (“Boyd”), Boyd Research, Inc. and TMD Courses, Inc. (together with Boyd, the “Boyd Parties”) and Timothy G. Dixon (“Dixon”) and Gerry B. Berg, a License Agreement with Boyd Research, Inc. and TMD Courses, Inc. (the “License Agreement”), an Escrow Agreement with Boyd and with Chicago Title Company as escrow agent (the “Escrow Agreement”), and a Voting Agreement with Boyd.

Under the MDRA, Boyd agreed to surrender 223,991,933 shares of Company common stock and resigned as a director of us.  The MDRA also provided that Boyd’s employment with us would continue throughout 2012, with his salary rate reduced to $100,000 per annum as of the date of the MDRA.  Also, the Boyd Parties agreed never to directly and/or indirectly sell into the public market, in any rolling 90-day period, more than 1% of our then-outstanding common stock; and they agreed to a 10-year standstill prohibiting them from further acquisitions of our stock (except for any stock option exercises through March 31, 2013) and from seeking or assisting to acquire or gain control of us.  And, the Boyd Parties agreed not to, except in conjunction with other stockholders (unaffiliated with them) holding at least 1,000,000 shares of our common stock, exercise any stockholder rights other than the right to vote.

Under the Escrow Agreement, Boyd placed the 223,991,933 shares of Company common stock in escrow, to be released to us for cancellation when we finished making timely estimated minimum royalties and other payments, all totaling $351,000, into the escrow for the benefit of Boyd; $301,000 of the $351,000 consisted of estimated minimum royalties payments which roughly corresponded to the amount of royalties on anterior midpoint stop appliance (“AMPSA”) intraoral devices net sales which we anticipated we would owe the Boyd Parties anyway for the remainder of 2012.

We completed the payment of the $351,000 on January 17, 2013, and on January 17, 2013 the escrow agent released such 223,991,933 shares of Company common stock to us for cancellation.

As a result of the release of such shares to us and the cancellation of such shares, Dixon’s beneficial ownership percentage of our common stock increased from 5.5% (as of before the MDRA; as part of the MDRA, Boyd transferred 5,000,000 shares of our common stock to Dixon) to 26.7%.  Also, all of our other stockholders’ beneficial ownership percentage of common stock increased substantially because such cancellation reduced our number of total outstanding common shares from 305,458,333 to 81,466,400.  This increase in Dixon’s beneficial ownership, viewed together with his Board of Directors seat and his positions as our Chairman, Chief Executive Officer and President, may be considered to constitute a change in control of us, in favor of Dixon.

Boyd is no longer associated with us as an employee, officer or director. As a result of the release of such shares to us and the cancellation of such shares, Boyd’s beneficial ownership percentage of our common stock decreased from 78% to 11%; and his beneficial ownership percentage would further decrease to 8% if he does not exercise his stock options by their March 31, 2013 termination date (assuming no other changes in his ownership of outstanding shares or in our number of total outstanding common shares).

As previously reported, before the License Agreement we and certain Boyd Parties were party to an Exclusive License Agreement dated April 1, 2011, as amended on November 1, 2011, and our predecessor Splint Decisions, Inc. and certain Boyd Parties were party to an Exclusive License Agreement dated October 22, 2010, as amended on July 8, 2011 (together, the “Exclusive Agreements”), which granted us an exclusive worldwide license to certain Boyd Parties patent rights and related technology.  The License Agreement terminated the Exclusive Agreements.  However, the Licensee Agreement granted us new licenses under the applicable patent rights and related technology of the Boyd Parties to manufacture and sell our existing AMPSA intraoral device products (but not any such products other than our currently existing ones).

The License Agreement essentially carried forward the Exclusive Agreements’ terms as to sales to the US market, except that under the License Agreement our rights to sell AMPSA intraoral device products to the US market expired at the end of 2012.  Specifically, for AMPSA intraoral device products sales to the US market, the License Agreement granted us an exclusive license (but no license for the US dental-laboratory field), carrying a 30% royalty on net sales; but such license expired on December 31, 2012.

For sales of the existing AMPSA intraoral device products to non-US markets, the License Agreement granted us an exclusive license for the remainder of 2012, which converted to a non-exclusive license on January 1, 2013.  Under the License Agreement, we were required to pay a 30% royalty on 2012 net sales of the existing AMPSA intraoral device products to most non-US markets; but, under the License Agreement, beginning on January 1, 2013 our net sales to non-US markets are royalty-free.

Beginning on January 1, 2013, the Boyd Parties are manufacturing and selling to the US market the AMPSA products which we had previously sold to the US market (and which, beginning on that date, we are no longer allowed to sell to the US market) and new Boyd Parties AMPSA products as well.  Also, from and after January 1, 2013, the Boyd Parties have the right to compete with us in the sale to non-US countries of the AMPSA products which we had previously sold to the US and non-US markets, and the additional right to sell their new AMPSA products to non-US countries as well.

Essentially our entire active business consists of the manufacture and sale of AMPSA intraoral devices; and sales to the US market constituted over 80% of our AMPSA business through December 31, 2012.  Our challenge will be to counter the loss of our AMPSA sales to the US market and the loss of the ability to introduce new products based on Boyd Party technology, by increasing sales of our existing AMPSA products to non-US markets and/or by successfully introducing into the US and non-US markets new products which do not require licenses from the Boyd Parties.  On the other hand, our business in 2013 and thereafter will be free of Boyd Parties royalty obligations and will not be subject to any Boyd Parties license inception fee.

As previously reported, we agreed under the MDRA to make deferred payments totaling $140,000 to the Boyd Parties.  We agreed to pay $10,000 per month for five months beginning September 1, 2012; this series of payments was successfully completed in December 2012.  We also agreed under the MDRA to make deferred payments of $5,000 per month for 18 months beginning July 1, 2013.  These obligations do not bear interest and are unsecured.

This reiteration of certain provisions of the MDRA, the License Agreement, the Escrow Agreement and the Exclusive Agreements does not purport to be exhaustive, and is qualified in its entirety by reference to the complete text of these agreements as previously filed by us with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:

January 22, 2013

THERAPEUTIC SOLUTIONS INTERNATIONAL, INC.

By:    /s/ Timothy G. Dixon

Name: Timothy G. Dixon

Title:   President

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